UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2)
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

TruGolf Holdings, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

TRUGOLF HOLDINGS, INC.

60 North 1400

West Centerville, Utah 84014

EXPLANATORY NOTE

This Supplement (this “Supplement”) updates the definitive proxy statement (the “Proxy Statement”) filed with the Securities and Exchange Commission on May 19, 2025 by TruGolf Holdings, Inc. (the “Company,” “we” or “our”) regarding the Special Meeting of Stockholders of the Company to be held online at https://www.cleartrustonline.com/trugolf, on May 30, 2025, at 11:00 a.m., Eastern Time (the “Special Meeting”), and is being filed solely to correct the number of shares of the Company’s common stock outstanding as of the record date for the Special Meeting, including any calculations based thereon. All other information in the Proxy Statement remains unchanged.

Supplement to the Proxy Statement

The following disclosures should be read in conjunction with the disclosures contained in the Proxy Statement, which should be read in its entirety.

How many shares are eligible to be voted?

As of the Record Date, we had 45,650,200 shares of common stock outstanding, of which 35,650,201 shares are Class A common stock and 9,999,999 shares are Class B common stock. Each outstanding share of our Class A common stock will entitle its holder to one vote on each of the matters to be voted on at the Special Meeting, and each outstanding share of our Class B common stock will entitle its holder to 25 votes on each proposal at the Special Meeting.

How many votes are required to hold the Special Meeting and what are the voting procedures?

Quorum Requirement: As of the Record Date, 45,650,200 shares of the Company’s common stock were issued and outstanding, of which 35,650,201 shares are Class A common stock and 9,999,999 shares are Class B common stock. The shares of Class B common stock are entitled to 25 votes per share. The holders of a majority in voting power of the issued and outstanding shares entitled to vote at the Special Meeting, present or represented by proxy, constitutes a quorum for the purpose of adopting proposals at the Special Meeting. If you submit a properly executed proxy, then you will be considered part of the quorum.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth information regarding the beneficial ownership of our common stock based on 35,650,201 shares of Class A common stock outstanding as of May 7, 2025:

☐	each person or group known by us to own beneficially more than five percent (5%) of the outstanding shares of common stock;
☐	each of our executive officers and directors; and
☐	all of our directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting of securities, or to dispose or direct the disposition of securities, or has the right to acquire such powers within 60 days through (i) the exercise of any option or warrant, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account or similar arrangement or (iv) the automatic termination of a trust, discretionary account or similar arrangement.

Except as otherwise indicated, we believe that the beneficial owners of common stock listed below, based on the information each of them has given to us, have sole investment and voting power with respect to their shares, except where community property laws may apply. Except as otherwise noted below, the address for each person or entity listed in the table is c/o TruGolf Holdings, Inc., 60 North 1400 West Centerville, Utah 84014.

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Name and Address of Beneficial Owner	Number of shares of Common Stock	% of Common Stock*	% of Total Voting Power*
Directors and executive officers
Christopher Jones (1)	8,988,824	22.0%	80.3%
Brenner Adams	261,832	*	*
Nathan E. Larson	326,832	*	*
B. Shaun Limbers	293,443	*	*
Steven R. Johnson (2)	4,332,093	11.3%	64.9%
Humphrey P. Polanen	155,000	*	*
Riley Russell	30,000	*	*
AJ Redmer	30,000	*	*
All directors and executive officers as a group (8 individuals)	14,418,024	33.0%	86.8%
Other 5% beneficial owners
Christopher Jones (1)	8,988,824	22.0%	80.3%
David Ashby (3)	4,443,408	11.6%	65.9%
Steven R. Johnson (2)	4,332,093	11.3%	64.9%
Greentree Financial Group, Inc.	3,064,924	8.6%	8.6%

*	Less than 1%.
(1)	Includes 5,044,424 shares of Class B Common Stock, which are entitled to 25 votes per share and are convertible into shares of Class A Common Stock on a one-for-one basis, and 200,000 shares underlying option awards.
(2)	Includes 2,425,669 shares of Class B Common Stock, which are entitled to 25 votes per share and are convertible into shares of Class A Common Stock on a one-for-one basis, and 100,000 shares underlying option awards.
(3)	Includes 2,529,906 shares of Class B Common Stock, which are entitled to 25 votes per share and are convertible into shares of Class A Common Stock on a one-for-one basis, and 20,000 shares underlying option awards.
(4)	Based solely on Schedule 13G filed by Greentree Financial Group, Inc. on May 5, 2025. Includes 2,953,434 shares of Class A Common Stock; and 111,490 shares of Class A Common Stock issuable pursuant to the terms of the convertible promissory note. The address of Greentree Financial Group, Inc. is 900 S. Pine Island Road, Suite 310, Plantation, FL 33324.

Principal Effects of the Reverse Stock Split

A reverse stock split refers to a reduction in the number of outstanding shares of a class of a corporation’s capital stock, which may be accomplished, as in this case, by reclassifying and combining all our outstanding shares of common stock into a proportionately smaller number of shares. For example, if our Board decides to implement a 1-for-10 reverse stock split of our common stock, then a stockholder holding 10,000 shares of our common stock before the reverse stock split would instead hold 1,000 shares of our common stock immediately after the reverse stock split. The reverse stock split will affect all our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in our company or proportionate voting power, except for minor adjustments due to the cash payments as a result of the treatment of fractional shares. No fractional shares will be issued in connection with the reverse stock split. Instead, holders of common stock who would otherwise receive a fractional share of common stock pursuant to the Reverse Stock Split will receive cash in lieu of the fractional share as explained more fully below.

The principal effect of the reverse stock split will be that (i) the number of shares of common stock issued and outstanding will be reduced to a number of shares between and including one-half to one-fiftieth that amount, as the case may be based on the ratio for the reverse stock split as determined by our Board, and (ii) all outstanding options, warrants, and convertible notes entitling the holders thereof to purchase shares of common stock will enable such holders to purchase, upon exercise of their options, warrants, or convertible notes, as applicable, between and including one-half to one- fiftieth of the number of shares of common stock which such holders would have been able to purchase upon exercise of their options, warrants, or convertible notes, as applicable, immediately preceding the reverse stock split at an exercise price equal to between and including 5 to 75 times the exercise price specified before the reverse stock split, resulting in essentially the same aggregate price being required to be paid therefor upon exercise thereof immediately preceding the reverse stock split, as the case may be based on the ratio for the reverse stock split as determined by our Board.

The following table, which is for illustrative purposes only, illustrates the effects of the reverse stock split at certain exchange ratios within the foregoing range, without giving effect to any adjustments for fractional shares of common stock, on our outstanding shares of common stock and authorized shares of capital stock as of May 7, 2025.

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	Before Reverse Stock Split	After Reverse Stock Split And Share Increase Amendment
		1-for-5	1-for-10	1-for-20	1-for-25	1-for-30	1-for-50	1-for-75
Class A Common Stock Authorized	90,000,000	650,000,000	650,000,000	650,000,000	650,000,000	650,000,000	650,000,000	650,000,000
Class B Common Stock Authorized	10,000,000	10,000,000	10,000,000	10,000,000	10,000,000	10,000,000	10,000,000	10,000,000
Class A Common Stock Issued and Outstanding	35,650,201	7,130,040	3,565,020	1,782,510	1,426,008	1,188,340	713,004	475,336
Class B Common Stock Issued and Outstanding	9,999,999	2,000,000	1,000,000	500,000	400,000	333,333	200,000	133,333
Class A Common Stock Authorized and Unissued	54,349,799	642,869,960	646,434,980	648,217,490	648,573,992	648,811,660	649,286,996	649,524,664
Class B Common Stock Authorized and Unissued	1	8,000,000	9,000,000	9,500,000	9,600,000	9,666,667	9,800,000	9,866,667

The Reverse Split Amendment will not change the terms of our common stock. The shares of new common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the common stock now authorized. The common stock issued pursuant to the reverse stock split will remain fully paid and non-assessable. The reverse stock split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act. We will continue to be subject to the periodic reporting requirements of the Exchange Act.

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